                                SUBSCRIPTION AGREEMENT

                                  November ___, 1998

World House Entertainment, Inc.
2831 Dogwood Place
Nashville, Tennessee 37204

Ladies and Gentlemen:

     The undersigned hereby applies to World House Entertainment, Inc., a Nevada corporation (the "Corporation") to purchase ____________ shares (the "Shares") of the Corporation's common stock, par value $.001 per share (the "Common Stock") at a purchase price of $2.50 per share, or an aggregate purchase price of $__________, such purchase price and Shares to be delivered upon the execution and delivery hereof.

1.   Representations and Warranties of the Undersigned.

     The undersigned hereby represents and warrants to the Corporation as follows:

     a. The undersigned has received and read and understands this Subscription Agreement as well as the Corporation's Prospectus dated _____________ (the "Prospectus"). The undersigned's domicile is in the State of _______________, and the undersigned or its signatory is over 18 years of age.

     b. No representations or warranties have been made to the undersigned by the Corporation or any agent of the Corporation, other than as set forth herein or in the Prospectus.

     c. The undersigned has full power and authority to make the representations referred to in this Subscription Agreement, to execute and deliver this Agreement and to purchase the Shares.

     d. The undersigned's authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which the undersigned is a party or by which the undersigned is bound.

     e. The undersigned is aware of the Corporation's business affairs and financial condition, including the fact that the Corporation has only a limited financial and operating history and the undersigned has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire an interest in the Corporation.

     f. The undersigned acknowledges that this Subscription Agreement may be accepted or rejected, in whole or in part, by the Corporation in its sole discretion, and that the subscription proceeds will be returned to the undersigned upon any such rejection.

     g. The undersigned hereby agrees to indemnify and hold harmless the Corporation and each director, officer or employee thereof from and against any and all loss, damage or liability due to or arising out of a breach of any of the foregoing representations and warranties of the undersigned.

2.   Survival of Agreements, Representations and Warranties, Etc.

     All agreements, representations and warranties contained herein or made in writing by or on behalf of the Corporation in connection with the transactions contemplated by this Subscription Agreement shall survive the execution and delivery of this Subscription Agreement, any investigation at any time made by the undersigned or on the undersigned's behalf, and the sale and purchase of the Shares and payment therefor.


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3.   Miscellaneous.

     This Subscription Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one agreement. Neither this Subscription Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only with the written consent of the undersigned and the Corporation. This Subscription Agreement shall be governed by and construed under the laws of the State of Nevada (without giving effect to any conflict of laws provisions). This Subscription Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof.



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                        THE INDIVIDUAL INVESTOR SIGNATURE PAGE

              FOR WORLD HOUSE ENTERTAINMENT, INC. SUBSCRIPTION AGREEMENT

                                                 Date:_________________, 1998




 Number of Shares Subscribed for:________   Amount of Subscription: $ ________


_________________________________________   __________________________________
 Name of Individual                         Social Security No.


_________________________________________   __________________________________
 Street Address                             Date of Birth


_________________________________________   ______________   __________________
 City           State          Zip Code     Home Phone          Business Phone


               Manner in which Shares are to be held (check one):

/ /  Individual Ownership                      / /  Community Property
/ /  Tenants-in-Common                         / /  Separate Property
/ /  Joint Tenant with Right of Survivorship   / /  Other (please specify) ___




                                                ______________________________
                                                Signature


     Accepted this ___ day of __________, 199__.

                                                WORLD HOUSE ENTERTAINMENT, INC.



                                                By: ___________________________



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                              THE ENTITY SIGNATURE PAGE

              FOR WORLD HOUSE ENTERTAINMENT, INC. SUBSCRIPTION AGREEMENT

                                                    Date:_______________, 1998


 Number of Shares Subscribed for:________   Amount of Subscription: $ ________


_________________________________________   __________________________________
 Name of Corporation or Entity              Federal Tax Identification No.


_________________________________________   __________________________________
 Address                                    State of Incorporation or Formation


_________________________________________   ______________   __________________
 City           State          Zip Code     Phone               Fax


               Manner in which Shares are to be held (check one):

/ / Partnership                        / /   Limited Liability Company
/ / Corporation                        / /   Limited Liability Partnership
/ / Trust                              / /   Other (please specify) __________


                                        ___________________________________
                                        Signature

                                        ___________________________________
                                         Title



     Accepted this ___ day of __________, 199__.


                                        WORLD HOUSE ENTERTAINMENT, INC.



                                        By: ________________________________